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SUPPLEMENT DATED SEPTEMBER 2, 2005


TO PROSPECTUS SUPPLEMENT DATED AUGUST 26, 2005
(TO PROSPECTUS DATED FEBRUARY 22, 2005)




                                 $2,244,800,200
                                  (APPROXIMATE)


                     HARBORVIEW MORTGAGE LOAN TRUST 2005-10
            MORTGAGE LOAN PASS-THROUGH CERTIFICATES, SERIES 2005-10


                       GREENWICH CAPITAL ACCEPTANCE, INC.
                                    Depositor

                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                                     Seller

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                    Servicer





The prospectus supplement dated August 26, 2005 to the prospectus dated February 22, 2005 with respect to the above captioned series is hereby amended as follows:


                 1. On page S-74, the ninth paragraph, describing the pass-through rate for the Class 1-A1B Certificate, is hereby amended by (i) replacing "0.330%" in the first sentence with "0.320%" and (ii) replacing "0.660%" in the second sentence with "0.640%."


                 2. The table in the section "Yield, Prepayment and Maturity Considerations--Yield Considerations with Respect to the Class X Certificates," is hereby deleted in its entirety and replaced by the following:


       PRE-TAX YIELD TO MATURITY OF THE CLASS X CERTIFICATES AT AN ASSUMED PURCHASE PRICE OF APPROXIMATELY 3.375% OF THE CLASS X CERTIFICATES PLUS
                     ACCRUED INTEREST FROM THE CUT-OFF DATE

                               PREPAYMENT SCENARIO
--------------------------------------------------------------------------------
   10%               15%            20%              30%                40%
  27.5%             20.8%          13.9%            (1.0)%            (17.7)%




                          [RBS Greenwich Capital LOGO]




                                September 2, 2005